Exhibit a(5)(C)

Note:	The following are un-official English translations of the Hebrew Acceptance Notices and Share Transfer Deed that were published in Israel pursuant to Israeli law. The originals of these documents, written in Hebrew, are the exclusive legally binding versions and the Offeror (as defined below) assumes no liability for any of the statements or representations made in this translation.

[FORM OF NOTICES]

NOTICE OF AN UNLISTED HOLDER

To:                      Ltd. (the TASE Member)

Re: Ordinary Shares of Jacada Ltd. (the “Company”)

I refer to the Schedule (offer to purchase) of the Company dated August 14, 2008, whereby the Company offered to purchase up to 4,000,000 ordinary shares par value NIS 0.01 of the Company (the “Schedule”).

Whereas I own and hold, through you, in Deposit No.              at your branch no.             ,              ordinary shares par value NIS 0.01 of the Company, and whereas I wish to accept the tender offer of the Company included in the Schedule, in respect of             1 shares of the Company, at the price/s indicate/s hereinafter, now therefore I hereby instruct you to deliver to the Company for me and on my behalf acceptance notice of an unlisted holder as defined in Section 2 of the Schedule, and to undertake for me and on my behalf to transfer the aforementioned shares, i.e.             1 shares of the Company (the “Shares”) to the Company according to the provisions of the Schedule and at the price/s indicate/s hereinafter:

(A) Tendering the Shares at the price/s selected by the holder according to the price/s indicate/s hereinafter:

I hereby tender the amount of shares indicated above at the price/s indicate/s hereinafter2:

	The price	The amount of shares tendered
a.	☐ $3.50
b.	☐ $3.60
c.	☐ $3.70
d.	☐ $3.80
e.	☐ $3.90
f.	☐ $4.00

(B) Tendering the Shares at the purchase price determined by the Offer3:

[1]	The Offeree should insert the maximum number of Shares in respect of which the notice is given, i.e. the full amount of Shares in the above securities deposit, or a smaller quantity, as the holder wishes.
[2]	The Offeree should insert the number of Shares tendered by him next to the price at which such Shares are tendered. In the event you wish to tender parts of the Shares you posses at different prices, you should indicate next to each of the prices at which you are interested to tender your Shares, the amount of Shares you wish to tender in such price. Please note, the same Shares may not be tendered at different prices.
[3]	Will lead to increasing the chances that this acceptance notice will be accepted (with respect to the amount of Shares specified in this section only) (subject to the possibility of proportional acceptance in the event that the aggregate amount of Shares in respect of which acceptance notices have been delivered had exceeded the maximum amount of Shares the Company wishes to purchase in the Purchase Offer). Please note, that selecting this option could result in paying you a purchase price with respect to the amount of Shares indicated in this section at the minimum price determined by the Offer, i.e. US $ 3.50 per share.

Selecting this option means tendering the amount of Shares indicated in this section at the purchase price determined in the Offer by the Company, as detailed in Section 1 of the Schedule. Selecting this option

☐  I hereby tender              shares at the purchase price to be determined by the Offer by the Company.

I hereby declare and undertake that the Shares are free of any lien, attachment, debt, pledge or any third party right on the date of giving this notice of acceptance, and that these Shares will be in that condition on the date of their transfer to the name of the Company according to the Schedule.

Please transfer the Purchase Price for the above Shares to my account as detailed above.

I am aware that a precondition for the purchase of the Shares by the Company and payment of their Purchase Price in accordance with the Schedule, is the correctness of this declaration.

ID No. / Company number

Full name

Signature

NOTICE OF LISTED HOLDER

To:              Ltd. (the TASE Member)

Re: Ordinary Shares of Jacada Ltd. (the “Company”)

I refer to the Schedule (offer to purchase) of the Company dated August 14, 2008, whereby the Company offered to purchase up to 4,000,000 ordinary shares par value NIS 0.01 of the Company (the “Schedule”).

Whereas I own/ hold power of attorney for transactions in respect of              ordinary shares par value NIS 0.01 of the Company which are marked from No.              to No.              inclusive, which are registered in the name of             , and whereas I wish to accept the tender offer of the Company included in the Schedule, in respect of             4 shares of the Company, at the price/s indicate/s hereinafter, now therefore I hereby deliver acceptance notice of listed holder as detailed in Section 3 of the Schedule and an undertaking to transfer the aforesaid shares i.e.             4 shares of the Company (the “Shares”) to the Company under the share transfer deed attached hereto, and all in accordance with the terms and conditions of the aforementioned tender offer. The Shares are held by virtue of notarized power of attorney from             , the owner and holder of the Shares, which was presented to             and a copy of which, approved by a notary, is attached to this notice of acceptance5, all at the price/s indicate/s hereinafter:

(A) Tendering the Shares at the price/s selected by the holder according to the price/s indicate/s hereinafter:

I hereby tender the amount of shares indicated above at the price/s indicate/s hereinafter6:

	The price	The amount of shares tendered
a.	☐ $3.50
b.	☐ $3.60
c.	☐ $3.70
d.	☐ $3.80
e.	☐ $3.90
f.	☐ $4.00

(B) Tendering the Shares at the purchase price determined by the Offer7:

Selecting this option means tendering the amount of Shares indicated in this section at the purchase price determined in the Offer by the Company, as detailed in Section 1 of the Schedule. Selecting this option.

☐  I hereby tender              shares at the purchase price to be determined by the Offer by the Company.

[4]	The Offeree should insert the maximum number of Shares in respect of which the notice is given, i.e. the full amount of Shares in the above securities deposit, or a smaller quantity, as the holder wishes.
[5]	Delete superfluous.
[6]	The Offeree should insert the number of Shares tendered by him next to the price at which such Shares are tendered. In the event you wish to tender parts of the Shares you posses at different prices, you should indicate next to each of the prices at which you are interested to tender your Shares, the amount of Shares you wish to tender in such price. Please note, the same Shares may not be tendered at different prices.
[7]	Will lead to increasing the chances that this acceptance notice will be accepted (with respect to the amount of Shares specified in this section only) (subject to the possibility of proportional acceptance in the event that the aggregate amount of Shares in respect of which acceptance notices have been delivered had exceeded the maximum amount of Shares the Company wishes to purchase in the Purchase Offer). Please note, that selecting this option could result in paying you a purchase price with respect to the amount of Shares indicated in this section at the minimum price determined by the Offer, i.e. US $ 3.50 per share.

I hereby declare and undertake that the Shares are free of any lien, attachment, debt, pledge or any third party right on the date of giving this notice of acceptance, and that these Shares will be in that condition on the date of their transfer to the name of the Company according to the Schedule.

Please transfer the Purchase Price for the above Shares to my bank account no.             in the name of             , at Bank             , branch             (branch no.             ).

I am aware that a precondition for the purchase of the Shares by the Company and payment of their Purchase Price in accordance with the Schedule, is the correctness of this declaration.

Attached: 1. Share transfer deeds for the Shares; 2. Share certificate/s no./s             for the Shares; 3. A notarized copy of the notarized power of attorney (where relevant).

ID No. / Company number

Full name

Signature

SHARE TRANSFER DEED

I/We the undersigned,             , I.D. No./Company No.             , of             Street no.             in             , in consideration of USD             which was paid to me/us by Jacada Ltd. (the “Transferee”), hereby transfer to the Transferee             ordinary shares par value NIS 0.01 each, in certificate/certificates no/s.             , of Jacada Ltd., to be held by the Transferee, its legal representatives and recipients of transfers from it, in accordance with all the terms and conditions by which I/we held then at the time of signing this note.

And I, the Transferee, agree to accept the above shares in accordance with those terms and conditions.

In witness whereof we have affixed our signatures in             on             , 2008

Signature of the Transferor/s	Signature of the Transferee

NOTICE OF TASE MEMBER

To: Jacada Ltd. (the “Company” and the “Offeror”)

Re: Ordinary Shares of Jacada Ltd.

I refer to the Schedule (offer to purchase) of the Company dated August 14, 2008, whereby the Company offered to purchase up to 4,000,000 ordinary shares par value NIS 0.01 of the Company (the “Schedule”).

Whereas we have received acceptance notices for the Offer included in the Schedule of unlisted holders with respect to an aggregate amount of             ordinary shares par value NIS 0.01 of the Company from their holders an owners (the “Acceptance Shares”) at the price/s indicate/s hereinafter, now therefore we hereby submit an acceptance notice of TASE Member as defined in Section 3 of the Schedule with respect to such Shares, and an undertaking to transfer such shares to the Offeror at the price/s indicate/s hereinafter:

(A) We received acceptance notices from unlisted holders who indicated the price/s indicate/s hereinafter:

We received acceptance notices to tender the amount of shares indicated above the at the price/s indicate/s hereinafter8:

	The price	The amount of shares tendered
a.	☐ $3.50
b.	☐ $3.60
c.	☐ $3.70
d.	☐ $3.80
e.	☐ $3.90
f.	☐ $4.00

(B) Tendering the Shares at the purchase price determined by the Offer9:

☐  We received acceptance notices from unlisted holders for tendering             shares to the Company at the purchase price to be determined by the Offer by the Company.

We hereby declare and undertake that the Shares are free of any lien, attachment, debt, pledge or any third party right on the date of giving this notice of acceptance, and that these Shares will be in that condition on the date of their transfer to the name of the Offeror according to the Schedule.

Please transfer the Purchase Price for the above Shares to our account at the TASE Clearing House.

[8]	The Offeree should insert the number of Shares tendered by him next to the price at which such Shares are tendered. In the event you wish to tender parts of the Shares you posses at different prices, you should indicate next to each of the prices at which you are interested to tender your Shares, the amount of Shares you wish to tender in such price. Please note, the same Shares may not be tendered at different prices.
[9]	Selecting this option means tendering the amount of Shares indicated in this section at the purchase price determined in the Offer by the Company, as detailed in Section 1 of the Schedule. Selecting this option Will lead to increasing the chances that this acceptance notice will be accepted (with respect to the amount of Shares specified in this section only) (subject to the possibility of proportional acceptance in the event that the aggregate amount of Shares in respect of which acceptance notices have been delivered had exceeded the maximum amount of Shares the Company wishes to purchase in the Purchase Offer). Please note, that selecting this option could result in paying you a purchase price with respect to the amount of Shares indicated in this section at the minimum price determined by the Offer, i.e. US $ 3.50 per share.

We are aware that a precondition for the purchase of the Shares by the Company and payment of their Purchase Price in accordance with the Schedule, is the correctness of this declaration.

ID No. / Company number

Full name

Signature